UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b)OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PREMIER DEVELOPMENT & INVESTMENT, INC.

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(Exact name of registrant as specified in its charter)

NEVADA ---------------------- (State of incorporation or organization)	52-2312117 ---------------------- (I.R.S. Employer Identification Number)

504 BEEBE CT.

FREDERICK, MD 21703

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(Address of principal executive offices) (Zip Code)

ISSUER'S TELEPHONE NUMBER: (512) 619-4714

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

333-65318

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Securities to be registered pursuant to Section 12(b) of the Act:

None

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Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Class A, $0.001 Par Value Per Share

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(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the common stock, class a, $0.001 par value of the Registrant is set forth under the caption "Description of Securities" in the Registrant’s registration statement on Form SB-2 (File No. 333-65318) as originally filed with the Securities and Exchange Commission on July 18, 2001, or as subsequently amended ("Registration Statement"), is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

The following exhibits are filed herewith or incorporated in response to this item.

Exhibit

Number Description

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  Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement)
  Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement)
  3.3 Certificate of Acceptance of Appointment by Resident Agent (incorporated by reference to Exhibit 3.3 to the Registration Statement)
  By-Laws (incorporated by reference to Exhibit 3.4 to the Registration Statement)
  Specimen copy of stock certificate for common stock, class A, $0.001 par value (incorporated by reference to Exhibit 4.1 to the Registration Statement)
  Description of Registrant’s common stock, class A, $0.001 par value is set forth under the caption "Description of Securities" on pages 37 through 38 of the Registration Statement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 19, 2001

Premier Development & Investment, Inc.

By: /s/ Cary Grider

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Cary Grider

President, Chief Executive Officer and Chairman

INDEX TO EXHIBITS

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Exhibit

Number Description

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  Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement)
  Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement)
  3.3 Certificate of Acceptance of Appointment by Resident Agent (incorporated by reference to Exhibit 3.3 to the Registration Statement)
  By-Laws (incorporated by reference to Exhibit 3.4 to the Registration Statement)
  Specimen copy of stock certificate for common stock, class A, $0.001 par value (incorporated by reference to Exhibit 4.1 to the Registration Statement)
  Description of Registrant’s common stock, class A, $0.001 par value is set forth under the caption "Description of Securities" on pages 37 through 38 of the Registration Statement